UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2019

BYLINE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38139	36-3012593
(Commission File Number)	(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(773) 244-7000

Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

An annual meeting of stockholders of Byline Bancorp, Inc. (“Byline”) was held on June 7, 2019. Two proposals were presented to Byline’s stockholders at the annual meeting. The results of the stockholder vote on the proposals were as follows:

1.)The election of nine (9) director nominees to serve a one-year term until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

	Name of Director Nominee	Number of Shares Voted “For”	Votes Withheld	Broker Non-Votes
1	Phillip R. Cabrera	28,200,810	337,084	4,015,022
2	Antonio del Valle Perochena	28,447,036	90,858	4,015,022
3	Roberto R. Herencia	28,480,698	57,196	4,015,022
4	William G. Kistner	28,218,628	319,266	4,015,022
5	Alberto J. Paracchini	27,762,933	774,961	4,015,022
6	Steven M. Rull	28,529,296	8,598	4,015,022
7	Jaime Ruiz Sacristan	28,408,225	129,669	4,015,022
8	Robert R. Yohanan	28,467,241	70,653	4,015,022
9	Mary Jo S. Herseth	28,206,203	331,691	4,015,022

2.)	The ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

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Number of Shares Voted “For”	Number of Shares Voted “Against”	Abstentions
32,380,618	167,280	5,018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYLINE BANCORP, INC.

	By:	/s/ Alberto J. Paracchini
Date: June 12, 2019		Name: Alberto J. Paracchini Title: President and Chief Executive Officer

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